Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CLEAR CHANNEL COMMUNICATIONS, INC. ANNOUNCES ITS PENDING

PRIVATE OFFER TO EXCHANGE UP TO $2.0 BILLION AGGREGATE PRINCIPAL

AMOUNT OF TERM LOANS FOR A LIKE PRINCIPAL AMOUNT OF NEWLY

ISSUED 9.0% PRIORITY GUARANTEE NOTES DUE 2019 HAS BEEN

OVERSUBSCRIBED

San Antonio, TX, October 22, 2012. Clear Channel Communications, Inc. (“CCU”) announced that its pending private offer to exchange up to $2.0 billion aggregate principal amount of term loans under its cash flow credit facilities for a like principal amount of newly issued CCU 9.0% priority guarantee notes due 2019 (the “Notes”) has been oversubscribed. The exchange offer, which was only available to eligible lenders under CCU’s cash flow credit facilities, was made pursuant to an Offering Circular dated October 12, 2012, and is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The exchange offer expired at 12:00 noon, New York City Time, on October 19, 2012 (the “Participation Deadline”), at which time term loans in excess of $8.0 billion in aggregate principal amount had been submitted for exchange. Because the aggregate principal amount of term loans submitted for exchange as of the Participation Deadline exceeded $2.0 billion, the amount of each lender’s term loans that will be accepted in exchange for Notes will be reduced on a pro rata basis as described in the Offering Circular.

Consummation of the exchange offer is subject to the satisfaction or waiver of certain conditions, including an amendment to CCU’s cash flow credit facilities becoming effective. CCU reserves the right, in its sole discretion, to waive or modify any one or more of the conditions to the exchange offer.

The Notes and related guarantees are being offered only in reliance on exemptions from registration under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell or exchange nor the solicitation of an offer to buy the Notes or any other securities. The offer to exchange is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of the Offering Circular.

About Clear Channel Communications

Clear Channel Communications, Inc. is one of the leading global media and entertainment companies specializing in radio, digital, outdoor, mobile, live events and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on current CCU management expectations. These forward-looking statements include all statements other than those made solely with respect to historical facts and include, but are not limited to, statements regarding the exchange offer. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, whether or not CCU will ultimately consummate the exchange offer and the related transactions. Many of the factors that will determine the outcome of the subject matter of this press release are beyond CCU’s ability to control or predict. CCU undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

For further information, please contact:

Media

Wendy Goldberg

Senior Vice President – Communications

(212) 549-0965

Investors

Brian Coleman

Senior Vice President and Treasurer

(210) 822-2828

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